SciClone Reports First Quarter 2005 Results

SAN MATEO, CA -- 05/05/2005 -- SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today reported results for the first quarter ended March 31, 2005. For the first quarter 2005, revenues from the sale of ZADAXIN®, SciClone's lead product, reached $6,661,000, an increase of approximately 23% compared to revenues of $5,414,000 reported for the first quarter 2004. The increase in revenues during the first quarter 2005 is largely attributable to an increase in the quantity of ZADAXIN sold to China, a market that accounts for approximately 90% of overall ZADAXIN sales.

Net loss for the first quarter 2005 was $1,494,000, a 52% decrease compared to $3,133,000 for the first quarter 2004. Accordingly, net loss per share for the first quarter 2005 was $0.03, compared to $0.07 for the first quarter 2004.

"For the first quarter 2005, SciClone demonstrated solid sales performance," commented Richard A. Waldron, Chief Financial Officer of SciClone Pharmaceuticals. "We are particularly pleased that our sales efforts at the beginning of the year have achieved early success with the revenues from the sale of ZADAXIN increasing to approximately $6.7 million. Going forward we believe that this level of sales could vary from quarter to quarter, and as such we are maintaining our guidance of revenues from the sale of ZADAXIN for the full year 2005 to be between $25 and $26 million, an approximate 10% to 15% increase over sales in 2004." Gross margins, which improved significantly in the first quarter, are expected to return to prior levels as the increase in the quarter was mostly attributable to lower average unit cost of product sold.

For the first quarter 2005, research and development expenses were $3,481,000, an 11% decrease compared to $3,931,000 for the first quarter 2004. The lower research and development expenses for the first quarter 2005 is primarily a result of SciClone's two U.S. phase 3 hepatitis C clinical trials nearing completion. Patient treatment and observation will be completed by the end of 2005. Research and development expenses are projected to be higher in the subsequent quarters of 2005 with the planned commencement of a phase 1 clinical trial for SCV-07 and projected increases in enrollment for the hepatitis C triple combination therapy clinical trial in Europe.

As of March 31, 2005, SciClone's cash, cash equivalents and short-term investments totaled $47,053,000, compared to $51,299,000 at December 31, 2004, and $58,253,000 at March 31, 2004.

2005 Financial Guidance

SciClone's financial guidance for the full year 2005 remains unchanged. For the full year 2005, SciClone expects revenues from the sale of ZADAXIN to be between $25 and $26 million; research and development expenses to be between $18 and $19 million; and net loss to be between $14 and $16 million, or between $0.31 and $0.36 loss per share. SciClone expects cash, cash equivalents and short-term investments at December 31, 2005 to be between $29 and $31 million.

Recent Highlights

--  SciClone recently announced the appointment of Ira D. Lawrence, M.D.
    as President, Chief Executive Officer and a member of the Board of
    Directors, effective June 1, 2005. Dr. Lawrence's leadership, vision, and his drug development and regulatory experience strongly adds to the company's capabilities to achieve its objectives. Before joining SciClone,
    Dr. Lawrence was Senior Vice President of Research and Development at
    Astellas Pharma U.S., Inc., recently formed from the merger of Fujisawa
    Pharmaceutical Co. and Yamanouchi Pharmaceutical Co.

--  Sigma-Tau, SciClone's European marketing and development partner, has completed enrollment per protocol, with approximately 320 patients enrolled, in the phase 2 malignant melanoma trial in Europe. SciClone estimates that preliminary data from this trial could be reported this year.

--  In April 2005, the paper discussing the data from SciClone's Japanese phase 3 trial evaluating ZADAXIN as a monotherapy for patients infected with the hepatitis B virus (HBV) was published in the May edition of the
    Journal of Viral Hepatitis. Reprints of the paper, titled "The Efficacy and
    Safety of Thymosin Alpha-1 in Japanese Patients with Chronic Hepatitis B;
    Results from a Randomized Clinical Trial", will be available shortly, by request, from SciClone.

--  In April 2005, SciClone announced the presentation of the results from a laboratory study conducted by Dr. Wen-Ming Chu of Brown University that elucidated the intracellular pathway through which ZADAXIN is able to exert its immunomodulatory and anti-viral effects. Specifically, the study suggests that ZADAXIN is able to elicit changes in gene expression, in both the immune system and virally infected cells, by promoting the activity of the nuclear transcription factor NF-kB through a pathway that includes the stimulation of toll-like receptors (TLRs) and their signaling pathway through the molecules TRAF-6 and IKKB.
Conference Call

SciClone will host a conference call at 11:30 a.m. ET (8:30 a.m. PT) today, Thursday, May 5, 2005. The call will contain forward-looking statements. Financial and statistical information to be discussed in the conference call will be posted on the investor relations section of SciClone's web site at www.sciclone.com prior to the commencement of the conference call.

DATE:       Thursday, May 5, 2005

TIME:       11:30 a.m. ET (8:30 a.m. PT)

WEBCAST:    Live call and replay accessible at www.sciclone.com

LIVE CALL:  800-573-4842 (U.S./Canada)
            617-224-4327 (international)
            Passcode: 81298429

REPLAY:     617-801-6888
            Passcode: 22218263

About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN® is currently being evaluated in two phase 3 hepatitis C clinical trials in the United States. ZADAXIN is also being evaluated in other late-stage clinical trials for the treatment of hepatitis B and certain cancers. The company's other principal drug development candidate is SCV-07, which is currently being evaluated in pre-clinical studies for the treatment of viral and other infectious diseases. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements including our expectations and beliefs regarding future sales of our products, plans and expectations for 2005, and expectations regarding both of our phase 3 hepatitis C clinical trials. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

                     SCICLONE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                                                  Three months ended
                                                       March 31,
                                                  2005            2004
                                              ------------    ------------

Product sales                                 $  6,661,000    $  5,414,000
Contract revenue                                   134,000         228,000
                                              ------------    ------------

Total revenues                                   6,795,000       5,642,000
Cost of product sales                              997,000       1,142,000
                                              ------------    ------------

Gross margin                                     5,798,000       4,500,000

Operating expenses:
   Research and development                      3,481,000       3,931,000
   Sales and marketing                           2,328,000       2,443,000
   General and administrative                    1,620,000       1,293,000
                                              ------------    ------------
Total operating expenses                         7,429,000       7,667,000
                                              ------------    ------------

Loss from operations                            (1,631,000)     (3,167,000)

Interest and investment income                     233,000         116,000
Interest expense                                   (90,000)        (90,000)
Other income (expense), net                         (6,000)          8,000
                                              ------------    ------------

Net loss                                      $ (1,494,000)   $ (3,133,000)
                                              ============    ============

Basic and diluted net loss per share          $      (0.03)   $      (0.07)
                                              ============    ============

Weighted average shares used in computing
  basic and diluted net loss per share          44,699,777      44,569,087
                                              ============    ============

                     SCICLONE PHARMACEUTICALS, INC.
                      CONSOLIDATED BALANCE SHEETS

                   ASSETS
                                                March 31,     December 31,
                                                  2005            2004
                                              ------------    ------------
                                               (unaudited)
Current assets:
  Cash and cash equivalents                   $ 36,911,000    $ 41,204,000
  Restricted short-term investments                697,000         700,000
  Other short-term investments                   9,445,000       9,395,000
  Accounts receivable, net of allowance of
   $466,000 in 2005 and $452,000 in 2004        11,776,000      10,279,000
  Inventories                                    3,394,000       4,179,000
  Prepaid expenses and other current assets      1,054,000       1,478,000
                                              ------------    ------------
Total current assets                            63,277,000      67,235,000
Property and equipment, net                        387,000         398,000
Intangible assets, net                             525,000         542,000
Other assets                                     1,527,000       1,534,000
                                              ------------    ------------
Total assets                                  $ 65,716,000    $ 69,709,000
                                              ============    ============

          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $    985,000    $  1,733,000
  Accrued compensation and employee benefits     1,242,000       2,177,000
  Accrued professional fees                        637,000         452,000
  Other accrued expenses                         1,374,000       1,409,000
  Accrued clinical trials expense                1,113,000       1,500,000
  Deferred revenue                                 537,000         537,000
  Convertible notes payable                      5,600,000       4,000,000
                                              ------------    ------------
Total current liabilities                       11,488,000      11,808,000
Deferred revenue                                         -         134,000
Other long-term liabilities                        500,000       1,044,000
Convertible note payable                                 -       1,600,000
Commitments and contingencies
Stockholders' equity:
  Preferred stock; $0.001 par value;
   10,000,000 shares authorized; no
   shares outstanding in 2005 and 2004                   -               -
  Common stock; $0.001 par value;
   75,000,000 shares authorized;
   44,763,701 and 44,677,845 shares issued
   and outstanding in 2005 and 2004,
   respectively                                     45,000          45,000
  Additional paid-in capital                   206,712,000     206,608,000
  Accumulated other comprehensive income            33,000          38,000
  Accumulated deficit                         (153,062,000)   (151,568,000)
                                              ------------    ------------
Total stockholders' equity                      53,728,000      55,123,000
                                              ------------    ------------
Total liabilities and stockholders' equity    $ 65,716,000    $ 69,709,000
                                              ============    ============

                     SCICLONE PHARMACEUTICALS, INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (Unaudited)

                                                   Three months ended
                                                        March 31,
                                                  2005            2004
                                              ------------    ------------

Operating activities:
Net loss                                      $ (1,494,000)   $ (3,133,000)
Adjustments to reconcile net loss
 to net cash used in operating activities:
  Depreciation and amortization                     55,000          50,000
  Changes in operating assets and liabilities:
    Accounts receivable                         (1,497,000)       (244,000)
    Inventories                                    785,000         156,000
    Prepaid expenses and other assets              424,000         441,000
    Accounts payable and other accrued
     expenses                                     (783,000)     (1,546,000)
    Accrued compensation and employee
     benefits                                     (935,000)       (697,000)
    Accrued clinical trials expense               (387,000)        598,000
    Accrued professional fees                      185,000        (320,000)
    Long-term liabilities                         (544,000)              -
    Deferred revenue                              (134,000)       (134,000)
                                              ------------    ------------
Net cash used in operating activities           (4,325,000)     (4,829,000)
                                              ------------    ------------

Investing activities:
  Purchases of property and equipment              (20,000)        (19,000)
  Purchases of short-term investments              (52,000)              -
                                              ------------    ------------
Net cash used in investing activities              (72,000)        (19,000)
                                              ------------    ------------

Financing activities:
  Proceeds from issuances of common stock,
    net of financing costs                         104,000          70,000
                                              ------------    ------------
Net cash provided by financing activities          104,000          70,000
                                              ------------    ------------

Net decrease in cash and cash equivalents       (4,293,000)     (4,778,000)
Cash and cash equivalents, beginning of
 period                                         41,204,000      52,899,000
                                              ------------    ------------
Cash and cash equivalents, end of period      $ 36,911,000    $ 48,121,000
                                              ============    ============

Corporate contact:
Richard A. Waldron
Chief Financial Officer
SciClone Pharmaceuticals, Inc.
650-358-3437